SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2012

Penson Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32878	75-2896356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 214-765-1100

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2012, Mr. C. William Yancey, the president and chief executive officer of Penson Financial Services, Inc. (“PFSI”), the U.S. broker-dealer and futures commission merchant subsidiary of Penson Worldwide, Inc. (the “Company”), delivered his resignation, effective February 10, 2012. On January 31, 2012, Mr. Yancey and PFSI executed a separation agreement pursuant to which, subject to the execution of a release and continued compliance with his other obligations under the separation agreement, PFSI has agreed to provide Mr. Yancey with certain pay and benefits, including cash payments in an amount equal to $590,000 less applicable withholding taxes.

On February 3, 2012, the Company entered into an employment agreement with Bryce B. Engel, the Company’s president and chief operating officer. The agreement provides, among other things, that, in addition to Mr. Engel’s offices held at the Company, Mr. Engel will serve as the president of PFSI, that Mr. Engel’s base salary shall be $540,000 through March 31, 2012 annualized for that period and $600,000 per annum thereafter, and that Mr. Engel will receive twelve months’ salary plus 50% of the current year’s target bonus (i) in the event he is terminated by the Company without cause; or (ii) if he terminates his employment with the Company for good reason, in each case as such terms are defined in the agreement. The agreement also provides that Mr. Engel is allowed to participate in all employee benefits and benefit plans generally made available to executive employees of the Company from time-to-time. The agreement does not guarantee employment for Mr. Engel for any period of time.

On February 3, 2012, the Company amended the existing employment agreement with Philip A. Pendergraft, the Company’s chief executive officer. The amendment provides that, effective January 1, 2012, Mr. Pendergraft’s base salary shall be reduced ten percent through March 31, 2012 to $540,000 annualized for that period. All other terms of Mr. Pendergraft’s employment agreement remain unchanged.

On February 2, 2012, the Company’s compensation committee adopted the Severance Pay Plan (the “Plan”) for eligible employees of the Company and certain designated affiliates. The Plan provides for a minimum of 12 weeks of severance for employees who have been employed with the Company or any designated affiliate for at least one year in the event the employment of such eligible employees is terminated other than for cause. The foregoing does not purport to be a complete description of the Plan and is qualified in its entirety by reference to the text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Severance Pay Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.

Date: February 3, 2012	/s/ Philip A. Pendergraft
Name: Philip A. Pendergraft
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Pay Plan